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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF APPLIED MATERIALS, INC.

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                          LEGAL ENTITY NAME
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
Applied Materials Japan, Inc.                                            Japan
Applied Materials Europe BV(1)                                           Netherlands
Applied Materials International BV                                       Netherlands
Applied Acquisition Subsidiary                                           California
Applied Materials International Inc.                                     California
Applied Materials (Holdings)(2)                                          California
Applied Materials Asia-Pacific, Ltd.(3)                                  Delaware
Applied Materials Israel, Ltd.                                           Israel
Opal, Inc.(4)                                                            Delaware
Orbot Instruments, Ltd.(5)                                               Israel
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
(1) Applied Materials Europe BV owns the following:
       Applied Materials GmbH                                            Germany
       Applied Materials France SARL                                     France
       Applied Materials Ltd.                                            England
       Applied Materials Ireland Ltd.                                    Ireland
       Applied Materials Sweden AB                                       Sweden
       Applied Materials Israel Services (1994) Ltd.                     Israel
       Applied Materials Italy Srl.                                      Italy
       Applied Materials Belgium S.A.                                    Belgium

(2) Applied Materials (Holdings) owns the following subsidiary:
       Applied Implant Technology, Ltd.                                  California

(3) Applied Materials Asia-Pacific, Ltd. owns the following
  subsidiaries:
       Applied Materials Korea, Ltd.                                     Korea
       Applied Materials Taiwan, Ltd.                                    Taiwan
       Applied Materials South East Asia, Ltd.(a)                        Singapore
       Applied Materials China, Ltd.(b)                                  Hong Kong
       AMAT (Thailand) Limited                                           Thailand

(4) Opal, Inc. owns the following subsidiary:
       Opal Technologies Ltd.(c)                                         Israel

(5) Orbot Instruments, Ltd. owns the following subsidiaries:
       Orbot Instruments, Inc.                                           Delaware
       Orbot Instruments Pacific, Ltd.                                   Hong Kong
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
(a) Applied Materials South East Asia, Ltd. owns the following subsidiary:
       Applied Materials (AMSEA) Sdn Bhd                                 Malaysia

(b) Applied Materials China, Ltd. owns the following subsidiary:
       Applied Materials China Tianjin Co. Ltd.                          P.R. China

(c) Opal Technologies Ltd. owns the following subsidiary:
       Integrated Circuit Testing GmbH                                   Germany

50-50 joint venture between Applied Materials, Inc. and Komatsu Ltd.:
       Applied Komatsu Technology, Inc.                                  Japan
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